SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                 (Amendment No.)


|X|        Filed by Registrant
|_|        Filed by a Party other than the Registrant


Check the appropriate box:

|_|        Preliminary Proxy Statement

|_|        Confidential, for use by Commission Only (as permitted by Rule
           14a-6(e)(2))

|X|        Definitive Proxy Statement

|_|        Definitive Additional Materials

|_|        Soliciting Material Pursuant toss.240.14a-12



                                  INVISA, INC.
                (Name of Registrant As Specified in its Charter)


                                       N/A
       (Name of Persons Filing Proxy Statement, if other than Registrant)



Payment of Filing Fee (Check the appropriate box):

|X|        No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)         Title of each class of securities to which transaction applies:

                     N/A

2)         Aggregate number of securities to which transaction applies:

                     N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: Set forth the amount on which the filing fee is calculated and state how it was determined.

                     N/A

4) Proposed maximum aggregate value of transaction:

                     N/A

5) Total fee paid:

                     N/A

           |_| Fee paid previously with preliminary materials.

           |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

           1) Amount Previously Paid:
                      N/A

           2) Form, Schedule or Registration Statement No.:
                      N/A

           3) Filing Party:
                      N/A

           4) Date Filed:
                      N/A

                                  INVISA, INC.
                             4400 INDEPENDENCE COURT
                             SARASOTA, FLORIDA 34234
                                 (941) 355-9361


                                                           May 22, 2004


Dear Fellow Stockholder:

           The 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Invisa, Inc. (the "Company" or "Invisa") will be held at 10:00 a.m. on Tuesday, June 22, 2004 at 4400 Independence Court, Sarasota, Florida 34234. Enclosed you will find a formal Notice of Annual Meeting, Proxy Card and Proxy Statement, detailing the matters which will be acted upon. Directors and Officers of the Company will be present to help host the meeting and to respond to any questions from our stockholders. I hope you will be able to attend.

           Please sign, date and return the enclosed Proxy without delay in the enclosed envelope. If you attend the Annual Meeting, you may vote in person, even if you have previously mailed a Proxy, by withdrawing your Proxy and voting at the meeting. Any stockholder giving a Proxy may revoke the same at any time prior to the voting of such Proxy by giving written notice of revocation to the Company's Secretary, by submitting a later dated Proxy or by attending the Annual Meeting and voting in person. The Company's Annual Report on Form 10-KSB (including audited financial statements) for the fiscal year ended December 31, 2003 accompanies the Proxy Statement. All shares represented by Proxies will be voted at the Annual Meeting in accordance with the specifications marked thereon, or if no specifications are made, (a) as to Proposal 1, the Proxy confers authority to vote "FOR" all of the seven persons listed as candidates for a position on the Board of Directors, (b) as to Proposal 2, the Proxy confers authority to vote "FOR" the approval of the 2003-A Employee, Director Consultant and Advisor Stock Compensation Plan, as amended, and (c) as to any other business which comes before the Annual Meeting, the Proxy confers authority to vote in the Proxy holder's discretion.

           The Company's Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors and for all other matters described in the attached Notice of Annual Meeting and Proxy Statement is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.


           Thank you for your investment and continued interest in Invisa, Inc.

                                      Sincerely,


                                      /s/ Herbert M. Lustig
                                      -----------------------------------------
                                          Herbert M. Lustig
                                          President and Chief Executive Officer

                                  INVISA, INC.
                             4400 INDEPENDENCE COURT
                             SARASOTA, FLORIDA 34234
                                 (941) 355-9361

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD TUESDAY JUNE 22, 2004


           Notice is hereby given that the 2004 Annual Meeting of Stockholders (the "Annual Meeting") of Invisa, Inc., a Nevada corporation (the "Company" or "Invisa"), will be held at the Company's principal office at 4400 Independence Court, Sarasota, Florida 34234, on Tuesday, June 22, 2004 at 10:00 a.m., Eastern Standard Time, for the following purposes:

        1.To elect seven Directors to the Board of Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

        2.To approve the Company's  2003-A  Employee,  Director,  Consultant and
          Advisor Stock Compensation Plan, as amended; and

        3.To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

          The Board of Directors has fixed the close of business on May 10, 2004, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

          For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company's office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

          Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.


          STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                                  By Order of the Board of Directors



                                  /s/  Edmund C. King
                                  -------------------------------------
                                  Edmund C. King, Secretary

May 22, 2004

                                  INVISA, INC.
                             4400 INDEPENDENCE COURT
                             SARASOTA, FLORIDA 34234
                                 (941) 355-9361


                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF STOCKHOLDERS

          This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the "Board of Directors") of Invisa, Inc. (the "Company" or "Invisa") of proxies to be voted at the 2004 Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, June 22, 2004 at the principal office of the Company at 4400 Independence Court, Sarasota, Florida 34234 and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting has been called to consider and take action on the following proposals: (i) To elect seven Directors to the Board of Directors to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified; (ii) To approve the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan, as amended; and (iii) To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

          The Board of Directors knows of no other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the proxy will vote on such other matters and/or for other nominees in accordance with their best judgment. The Company's Board of Directors recommends that the stockholders vote in favor of each of the proposals. Only holders of record of common stock, $.001 par value (the "Common Stock"), of the Company at the close of business on May 10, 2004 (the "Record Date") will be entitled to vote at the Annual Meeting.

          The principal executive offices of the Company are located at 4400 Independence Court, Sarasota, Florida 34234 and its telephone number is (941) 355-9361. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is May 22, 2004. A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 is enclosed with these materials, but should not be considered proxy solicitation material.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

          As of the Record Date, there were 19,283,332 outstanding shares of Common Stock, each share entitled to one vote on each matter to be voted on at the Annual Meeting. As of the Record Date, the Company had approximately 950 holders of record of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained.

          Each nominee to be elected as a director named in Proposal 1 must receive the vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. For the purposes of election of directors, although abstentions will count toward the presence of a quorum, they will not be counted as votes cast and will have no effect on the result of the vote. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposal 1.

          The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting is required for approval of the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan, as amended. For purposes of approval of the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan, as amended, described in Proposal 2, abstentions will not be counted as votes entitled to be cast on this matter and will have no effect on the result of the vote. "Broker non-votes," which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on Proposal 2 and will have no effect on the outcome of the vote.

          The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

          Proxies given by stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournments thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournments thereof, and upon either of such deposits the proxy is revoked. Stockholder attending the meeting may revote their proxies at the meeting.

          ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

          Proposals 1 and 2 do not give rise to any statutory right of a stockholder to dissent and obtain the appraisal of or payment for such stockholder's shares.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

          At the Annual Meeting, seven individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company's Board of Directors currently consists of seven persons. All of the individuals who are nominated for election to the Board of Directors are existing directors of the Company. Unless a stockholder WITHHOLDS AUTHORITY, a properly signed and dated proxy will be voted "FOR" the election of the persons named below, unless the proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a Director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a Director at the time of the election, unless the stockholder withholds authority from voting, the proxies will be voted "FOR" any nominee who shall be designated by the present Board of Directors to fill such vacancy.


          The name and age of each of the seven nominees, his position with the Company, and the period during which such person has served as a Director are set out below.


          BIOGRAPHICAL SUMMARIES OF NOMINEES FOR THE BOARD OF DIRECTORS

NAME OF NOMINEE      AGE  POSITION WITH THE COMPANY              DIRECTOR SINCE
------------------   --   ------------------------------------   --------------

Joseph F. Movizzo    60   Director                                     2003
Herbert M. Lustig    51   Director, President & CEO                    2003
Edmund C. King       69   Director, CFO, Secretary & Treasurer         2000
Robert Knight        47   Director                                     1998
Stephen A. Michael   56   Director and Chairman                        2000
Gregory J. Newell    54   Director                                     2002
John E. Scates       47   Director                                     2002

          JOSEPH F. MOVIZZO joined the Company's Board of Directors in May 2003. From 1965 to 1998, Mr. Movizzo served in various positions at the IBM Corporation. His positions included serving as a General Manager of IBM Global Services Consulting Group, which he helped form, and creating and managing IBM China/Hong Kong Corporation. From March 1998 to the present, Mr. Movizzo has been self-employed primarily as a business consultant in textiles, financial services, data services and government. From May 2000 to the present, Mr. Movizzo has also served as an independent Director non-executive Chairman of ManageSoft Corporation headquartered in Boston, MA. He was elected non-executive Chairman of that entity in November 2002. Mr. Movizzo holds BS and MS degrees in Nuclear Engineering from the University of Wisconsin - Madison.

          HERBERT M. LUSTIG joined the Company in November of 2003 as Chief Operating Officer. In December of 2003 he joined the Invisa Board of Directors and on January 1, 2004, he was appointed the Company's President and CEO. From November 2002 to October 2003, Mr. Lustig was principal at Techmark Group, a consultancy providing technology and market development assistance for corporations. From June 2000 to November 2002 he served as President and CEO of Expanse Networks, an ePrivacy software developer. From June 1996 to May 2000, he was Vice President, then Sr. Vice President of Marketing & Business Development within the Security and Fire Solutions manufacturing businesses of Honeywell International. Prior to that, Mr. Lustig held executive positions at General Instrument Corporation, Booz Allen Hamilton, and Communications Satellite Corporation (COMSAT). Mr. Lustig holds an MBA from the Wharton School of the University of Pennsylvania and a BS in Biochemistry from the University of Massachusetts at Amherst.

          EDMUND C. KING has served as our Chief Financial Officer and Director since February 9, 2000. Mr. King has had a distinguished career in accounting and financial assistance to various industries. Until October 1, 1991, Mr. King was a partner in Ernst & Young, an international accounting and consulting firm. While at Ernst & Young, Mr. King was that firm's Southern California senior healthcare partner and prior to that directed the Southern California healthcare practice for Arthur Young & Company, one of the predecessor firms of Ernst & Young. During his 30 years with Ernst & Young, Mr. King counseled clients in structuring acquisitions and divestitures; advised on the development of strategic plans, resulting in implementation of successful business strategies; directed the preparation of feasibility studies; assisted with operational and financial restructuring; directed and supervised audits of client financial statements; and provided expert witness testimony and technical SEC consultation. Commencing in 1999, Mr. King became a financial consultant to SmartGate, L.C. that we acquired in February 2000. Mr. King has served as Chief Financial Officer and Director of SmartPlug, Inc. since November 2000 and Chief Financial Officer and Director of FlashPoint International, Inc. since October 2001. From January 1992, Mr. King has been a general partner of Trouver, an investment banking and financial consulting partnership. Mr. King is also a member of the Board of Directors of LTC Properties, Inc., a NYSE listed real estate investment trust.

          Mr. King is a graduate of Brigham Young University, having served on the National Advisory Council of that school's Marriott School of Management, and has completed a Harvard University management course sponsored by Ernst & Young. Mr. King also has served as Chairman of the HFMA's Long-Term Care Committee (Los Angeles Chapter) and is a past member of the National Association of Corporate Directors. He holds CPA certificates in the states of California and Utah. Mr. King has lectured and written extensively on healthcare industry financial matters.

          ROBERT KNIGHT has served as a Director of the Company since July 1998. Mr. Knight served as President and Secretary-Treasurer of the Company from 1998 until February 2000. Mr. Knight serves as Treasurer and Director of Advertain On-Line Inc. a position he has held since March 14, 2000. From September 1, 1998 to June 23, 1999 he served as President, Secretary - Treasurer and Director of Silverwing Systems Corporation. From September 1, 1998 Mr. Knight served as President and Director of Centaur BioResearch, Inc. From November 1997 Mr. Knight has served as President and Director of Peregrine Mineral Resources Group, Inc. From June 24, 1997 to February 1, 1999, he was the President and Director of ANM Holdings Corporation. From March 24, 1997 to July 1, 1998, Mr. Knight was President and director of AFD Capital Group. From November 12, 1996 to February 1, 1999, Mr. Knight was President and director of Biologistics, Inc. In November 1995 to September 1996 Mr. Knight was President and Director of BioQuest, Inc. (formerly Victoria Enterprises, Inc.). At the completion of the merger between Victoria Enterprises, Inc. and BioQuest, Inc., Mr. Knight resigned as President, Secretary and Treasurer but remained a director until May 1998. Additionally, Mr. Knight has served as a Director of FlashPoint International, Inc. since October 2001. Mr. Knight has 15 years of experience in the public company arena and corporate finance.

          Mr. Knight completed a Masters in Business Administration, December 31, 1998 from Herriot-Watt University.

          STEPHEN A. MICHAEL has served as a Director since February 9, 2000 and as President from that date through November 6, 2003. Subsequent to that date Mr. Michael had served as Chairman. Mr. Michael attended the School of Engineering at Ohio State University. Upon returning from military service in Vietnam, he attended the Schools of Business/Marketing at both Ohio State University and Franklin University. Mr. Michael has also attended the University of Wisconsin School of Engineering to acquire certification in the area of High Energy Surge Suppression and New York University School of Engineering for Advanced Studies in FRP (Fiber Reinforced Plastic) and Composites Engineering. Mr. Michael has served as President and Director of SmartGate, L.C. since January 1997. SmartGate, L.C. became one of our subsidiaries in February 2000.

Additionally, he has served as President and Director of SmartPlug, Inc. since January 1997 and President and Director of FlashPoint International, Inc. since October 2001. Mr. Michael has devoted a significant portion of his career to developing functional products, including participating in the development and marketing of the Panasonic Auto Sound-Car dealer system, the Fuzz Buster and the Sears KingFisher Boat.

          Ambassador GREGORY J. NEWELL has served as a Director of the Company since June 13, 2002. Ambassador Newell is an international business development strategist and former: U.S. Ambassador; U. S. Assistant Secretary of State; and White House Commissioned Officer, having served under four U.S. Presidents. From 1992 to the present, Ambassador Newell has served as President of International Commerce Development Corporation in Provo, Utah, an international business-consulting firm. From 1989 to 1991, Ambassador Newell served as President and International Development Strategist of Dow, Lohnes & Albertson International, a subsidiary of one of Washington, D.C.'s oldest and largest law firms. Ambassador Newell was U.S. Ambassador to Sweden from 1985 to 1989. Prior to that he was U.S. Assistant Secretary of State for International Organizational Affairs serving as the senior U.S. government official responsible for the formulation and execution of U.S. multilateral foreign policy in 96 international organizations including the United Nations, where he served as senior advisor to the 37th, 38th, 39th and 40th United Nations General Assemblies. He served as Director of Presidential Appointments and Scheduling and Special Assistant to President Ronald Reagan and Staff Assistant to President Gerald R. Ford. Ambassador Newell has also served on the boards of the Landmark Legal Foundation, Sutherland Institute and the Swedish-American Chamber of Commerce.

          JOHN E. SCATES, a garage door industry engineer and consultant, was appointed to the Company's Board of Directors on June 27, 2002. From June 1997 to the present, Mr. Scates has been President and Owner of Scates, Inc., a product design and failure analysis consultancy in Carrollton, Texas. From May 1993 to May 1997, Mr. Scates served as Manager of Research and Development for Windsor Door, Little Rock, Arkansas. From February 1985 to May 1993, Mr. Scates served as Manager of Structures at Overhead Door R & D/engineering, Dallas, Texas. Mr. Scates earned a BS Degree in Mechanical Engineering, Summa Cum Laude from Texas A & M University in 1979. Mr. Scates is licensed as a Professional Engineer in Texas, Florida and North Carolina.

          Board members are elected annually by the stockholders and the officers are appointed annually by the Board of Directors.

VOTE REQUIRED

          Provided that a quorum of stockholders is present at the meeting in person, or is represented by proxy, and is entitled to vote thereon, Directors will be elected by a plurality of the votes cast at the meeting

RECOMMENDATION OF THE BOARD OF DIRECTORS

          The Board of Directors recommends a vote FOR Messrs. Movizzo, Lustig, King, Knight, Michael, Newell and Scates. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees and AGAINST any other nominees.

COMPENSATION OF DIRECTORS

          The Company is currently establishing a formal plan for compensating its Board of Directors. Currently, directors are reimbursed for actual expenses incurred in connection with performing duties as directors and do not receive compensation for attendance at meetings, except that Messrs. Newell, Scates and Movizzo are each entitled to be paid an annual director's fee of $10,000 which has not yet been paid and accrues. Further, from time to time, directors are granted options under the Company's various stock option plans, as reflected in the description of the stock option plans beginning on page 12.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          During the fiscal year ended December 31, 2003 ("fiscal 2003"), the Board of Directors held fourteen meetings, twelve regular meetings (not including the 2003 annual meeting) and two special meeting, all of which were attended by all of the Company's Directors during the period that such person was a member of the Board. Directors are expected to attend all meetings. Although the Company is not currently required to have any board committees under applicable securities laws and exchange listing guidelines, the Company has established compensation and audit committees. The Company does not have a standing nominating committee at this time. Currently the entire Board of Directors is active in the nominating process. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. The Board of Directors carefully considers nominees regardless of whether they are nominated by stockholders or existing board-members.

          Special meetings are held from time to time to consider matters for which approval of the Board of Directors is desirable or required by law.

THE COMPENSATION COMMITTEE

          Messrs. Knight, Movizzo, Newell and Scates serve on the Compensation Committee, which determines the cash (and with respect to the Plans as defined hereinafter, the non-cash) compensation amounts to be paid to directors, officers and employees of the Company. The Compensation Committee met one time in fiscal 2003. All members of the Compensation Committee (as then constituted) attended such meeting.

THE AUDIT COMMITTEE

          The Audit Committee of the Board of Directors currently consists of four directors, Messrs. Knight, Movizzo, Newell and Scates. The Audit Committee met one time during the 2003 fiscal year. All the members of the Audit Committee (as then constituted) attended the meeting and the chairman attended three additional meetings with the auditors. The Audit Committee is primarily responsible for reviewing the services performed by the Company's independent auditors, evaluating the Company's accounting policies and its system of internal controls, and reviewing significant finance transactions.

     The  audit functions of the Audit Committee are focused on three areas:

     o    the  adequacy  of  the  Company's   internal  controls  and  financial
          reporting process and the reliability of the Company's financial statements.

     o    the  independence   and  performance  of  the  Company's   independent
          auditors.

     o    the Company's compliance with legal and regulatory requirements.

     The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee discusses these matters with the Company's independent auditors and with appropriate Company financial personnel. Meetings are held with the independent auditors. The independent auditors are given unrestricted access to the Audit Committee. The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews the Company's financing plans and reports its recommendations to the full Board of Directors for approval and to authorize action.

     The Audit Committee was established in 2003. Its current members, Messrs. Knight, Movizzo, Newell and Scates are all non-employee directors each of whom meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the SEC and the American Stock Exchange ("AMEX"). Although we are not listed on the AMEX, we have chosen to comply with the AMEX Audit Committee Qualifications. The Board of Directors believes that Mr. Knight is an "audit committee financial expert" as defined under the rules of the SEC. The report of the Audit Committee is provided below.

AUDIT COMMITTEE REPORT

     In April 2003, the Board of Directors adopted an Audit Committee Charter, which conforms to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee Charter is attached hereto as Exhibit A.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with the Audit Committee any issues they believe should be raised with the Audit Committee.

     The Audit Committee reviews the Company's audited financial statements and meets with both management and the Company's independent auditors, to discuss such audited financial statements. Management has represented to the Audit Committee that the financial statements have been prepared in accordance with generally accepted accounting principles. The Audit Committee has received from and discussed with Grant Thornton LLP, the Company's independent auditors, the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. The Audit Committee also discusses with the Company's independent auditors, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

AUDIT FEES

     For the year ended December 31, 2003, the Company incurred professional fees to its independent auditors in the following amounts:

           Audit fees                       $122,000
           Audit related fees                $43,000
           Tax fees                           $8,000

           The Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by the independent auditors to the Company.

                                           Audit Committee
                                           ---------------
                                            Robert Knight
                                           Gregory J Newell
                                            John F.Scates
                                           Joseph F. Movizzo

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires officers, directors and persons who own more than ten (10) percent of a class of equity securities registered pursuant to Section 12 of the Exchange Act to file reports of ownership and changes in ownership with both the SEC and the principal exchange upon which such securities are traded or quoted. Officers, directors and persons holding greater than ten (10) percent of the outstanding shares of a class of

     Section 12-registered equity securities ("Reporting Persons") are also required to furnish copies of any such reports filed pursuant to Section 16(a) of the Exchange Act with the Company. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that, other than set forth below, in the year ended December 31, 2003 all Section 16(a) filing requirements applicable to its Reporting Persons were complied with.

     The Form 3s to be filed by the persons and entities listed below were due January 2, 2003 and were filed later in January, 2003.

Samuel S. Duffey  Stephen A. Michael Spencer Charles Duffey Irrevocable Trust
Edmund C. King    Robert Knight
John E. Scates    Gregory J. Newell  Elizabeth Rosemary Duffey Irrevocable Trust

     A Form 4 to be filed by Gregory J. Newell by July 2, 2003 to report vesting of an option was filed on September 18, 2003.

     Form 4s to be filed by John F. Scates by May 19, 2003 and July 2, 2003, respectively, to report vesting of options were filed by July 16, 2003.

                             EXECUTIVE COMPENSATION


     The  following  table  provides  certain  summary  information   concerning
compensation paid to our executive officers, directors and significant employees for the years stated.

                          SUMMARY COMPENSATION TABLE(1)
--------------------------------------------------------------------------------          Long Term Compensation
                             Annual Compensation                                                 Awards

     (a)                     (b)         (c)               (d)             (e)             (f)           (g)

   NAME AND                                                            OTHER ANNUAL     RESTRICTED    SECURITIES
PRINCIPAL POSITION           YEAR       SALARY             BONUS       COMPENSATION    STOCK AWARDS   UNDERLYING
                                                                                                       OPTIONS/
                                          ($)               ($)            ($)             ($)             (#)
------------------------------------------------------------------------------------------------------------------------------------

Herbert M. Lustig             2003      32,500(2)           --              --              --       1,400,000
President & CEO
Stephen A. Michael            2003     120,000(3)       43,050(4)        8,400(3)           --              --
Director                      2002     120,000(4)       30,000(9)        8,400(4)           --         300,000
                              2001     120,000(9)                       65,444(9)      140,000(9)           --
William W. Dolan              2003     120,000(5)           --           4,800(5)           --         200,000
                              2002     120,000          10,000(6)        4,800(6)           --         100,000
                              2001      63,750(10)          --          17,461(10)      35,000(10)          --
Edmund C. King                2003     120,000(7)           --              --              --         200,000
Secretary, CFO, Treasurer &   2002     120,000(8)           --          22,500(8)           --         125,000
Director                      2001          --              --          39,985(11)      17,500(11)          --


[Continued from above table, first column(s) repeated]

SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------------------

         (a)                (b)          (c)

                            ALL OTHER
NAME AND                    PAYOUTS      COMPENSATION

PRINCIPAL POSITION          ($)          ($)

Herbert M. Lustig                   --              --
President, CEO and
Director
Stephen A. Michael              30,000              --
Director
William W. Dolan                    --           3,200
Edmund C. King                      --              --
Secretary, CFO,
Treasurer and
Director


(1) For all individuals named in the foregoing table, compensation reflected is the aggregate of compensation paid by both the Company and SmartGate, L.C. for the period stated.
(2) Mr. Lustig commenced employment in November 2003. Salary paid to him totaled $32,500 in 2003. He is currently being paid at an annual rate of $195,000.

(3) During the year 2003, Mr. Michael earned a base salary of $120,000, none of which was paid in cash; other annual compensation comprised a car allowance paid in cash.
(4) During the year 2002, Mr. Michael was paid the following compensation: (i) $80,000 of Mr. Michael's $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) $16,000 of the bonus was paid in cash and $27,050 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $5,600 was paid in cash and $2,800 was not paid and accrues; and (iv) all other compensation consisted of a cash payment of $25,000 in previously unpaid bonuses that had accrued during prior years, and a cash payment of $30,000 in previously unpaid back salary that had accrued during prior years.
(5) During the year 2003, Mr. Dolan earned a base salary of $120,000 of which $30,000 was paid and the remainder accrues; other annual compensation comprised a car allowance paid in cash.
(6) During the year 2002, Mr. Dolan was paid the following compensation: (i) $80,000 of Mr. Dolan's $120,000 base salary was paid in cash and $40,000 was not paid and accrues; (ii) the bonus of $10,000 was not paid and accrues; (iii) other annual compensation consisted of a car allowance of which $3,200 was paid in cash and $1,600 was unpaid and accrues; and (iv) all other annual compensation consisted of a cash payment of $3,200 in unpaid car allowance which had accrued from the prior year.
(7) During the year 2003, Mr. King earned a base salary of $120,000 of which $30,000 was paid in cash in the form of a consulting fee through Teasdale Corporation, which is controlled by Mr. King; and the remainder accrues.
(8) During the year 2002, Mr. King was paid the following compensation: (i) Commencing in October 2002, Mr. King went on full-time salary at the annual base rate of $120,000, of which only $7,500 was paid in cash during the period of its commencement in October 2002 through December 2002, and $22,500 of the salary due during that three-month period was not paid and accrues. From January 2002 through September 2002, Mr. King's compensation was not paid in salary, but was paid in the form of a monthly consulting fee at $2,500 per month as further described in (ii) next: (ii) this represents the compensation that Mr. King was paid in cash in the form of a monthly consulting fee at $2,500 per month as described in (i) above for the months of January 2002 through September 2002. This compensation was paid to Mr. King through Teasdale Corporation, which is controlled by Mr. King and which provided consulting services to the Company.
(9) During the year 2001, Mr. Michael was paid the following compensation: (i) $120,000 base salary paid in cash; (ii) $30,000 bonus paid in cash; (iii) other annual compensation paid in cash consisting of an $8,400 car allowance and $57,044 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Michael during the year; (iv) 40,000 shares of stock pursuant to a restricted stock award issued in 2001 which was valued at $3.50 per share on the date of grant; and (v) a long-term incentive plan award of $30,000 in the form of accrued salary which will not be paid until the Company has achieved adequate capitalization as determined by the independent members of the Board of Directors (the "Condition to Payment").
(10) During the year 2001, Mr. Dolan was paid the following compensation: (i) $63,750 in base salary which was paid in cash; (ii) other annual compensation consisting of $14,261 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. Dolan during the year, and a $3,200 car allowance which was accrued but paid in 2002; and (iii) 10,000 shares of stock pursuant to a restricted stock award which was issued in 2001 which was valued at $3.50 per share on the date of grant.

(11) During the year 2001 Mr. King was paid the following compensation: (i) $9,985 as a cash reimbursement for the payment of taxes associated with the restricted stock award granted to Mr. King during the year, and $30,000 paid in cash for consulting services provided during 2001. This compensation for the consulting services was paid to Mr. King through Teasdale Corporation, which is controlled by Mr. King and which provided consulting services to the Company; and (ii) 5,000 shares of stock pursuant to a restricted stock award which was issued in 2001 which was valued at $3.50 per share on the date of grant.


                   OPTION/SAR GRANTS IN LAST FISCAL YEAR 2003

                                                     PERCENT OF TOTAL
                                                       OPTIONS/SARs
                                                       GRANTED TO
                                                      EMPLOYEES IN
                             NO. OF OPTIONS GRANTED    FISCAL YEAR   EXERCISE PRICE  EXPIRATION DATE
      NAME
      -----------------------------------------------------------------------------------------------
      William W. Dolan                 200,000           8.1              3.35         10/15/13
      Edmund C. King                   200,000           8.1              3.35         10/15/13
      Herbert M. Lustig              1,400,000          56.5              3.41         11/05/13

AGGREGATED OPTION/SAR EXERCISES IN 2003 AND 2003 YEAR-END OPTION/SAR VALUES

                            SHARES                   NUMBER OF SECURITIES
                           ACQUIRED                 UNDERLYING OPTIONS AT                VALUE OF UNEXERCISED IN-THE-
       NAME AND               ON         VALUE         FISCAL YEAR END                     MONEY OPTIONS AT FISCAL
PRINCIPAL POSITION         EXERCISE     REALIZED             (#)                            YEAR END ($)(1)
-----------------------------------------------------------------------------------------------------------------------
                             (#)          ($)    Exercisable       Unexercisable       Exercisable       Unexercisable
Stephen A. Michael,
Director and Chairman           --        --     600,000                   --            165,000                --

Samuel S. Duffey,
Former Chairman
and Director(2)                 --        --     600,000                   --            165,000                --
William W. Dolan                                                       66,667
                                          --     253,333                                  40,000                --
Edmund C. King,
Director                        --        --     483,333               41,667            154,167             2,083
and CFO

Herbert M. Lustig,
Director and
President                       --        --        --              1,400,000                              196,000

(1) The fair market value is based upon the closing bid price of the Company's common stock on December 31, 2003 at $3.55 per share, as reported by NASD OTC BB.

(2) 300,000 of these options were issued to Duffey & Dolan, P.A., a professional corporation controlled by Mr. Duffey that earned consulting fees for providing services to the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS AS OF THE END OF 2003

                      EQUITY COMPENSATION PLAN INFORMATION

                                 Number of securities
                                  to be issued upon
                                     exercise or         Weighted average exercise     Number of securities
                                 outstanding options   price of outstanding options,   remaining available
                                  warrantand rights        warrants and rights         for  future issuance
  Plan category                       (a)                           (b)                        (c)
---------------------------------  ------------               --------------              --------------
Equity compensation plans          4,749,336(1)                    3.47                      30,000
approved by security holders
Equity compensation plans          2,489,595(2)                    2.47                        -0-
not approved by security holders
Total                               7,238,931                      3.14                      30,000

--------
(1) This total includes shares to be issued upon exercise of outstanding options under four equity compensation plans that have been approved by the Company's shareholders (i.e. - the 2000 Plan and the 2002 Plan, the 2003 Plan and the 2003-A Plan).

(2) This total includes shares to be issued under individual compensation arrangements not submitted for approval by the Company's shareholders. These arrangements have been approved by the Company's Board of Directors, and are described below under "Individual Compensation Arrangements."

                         STOCK COMPENSATION PLAN - 2000

      Pursuant to the Company's 2000 Plan, the below named directors, officers, and significant employees were among the persons (or entities) who received stock options for providing services to the Company. Pursuant to the 2000 Plan and the Option Agreements, the exercise price is the average market price of our stock during the ten-day period prior to the Option grant. All of the below-described options with the exception of the options issued to Duffey & Dolan, P.A. and John E. Scates are exercisable for a period of seven years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vests on the grant date; another one-third of the shares vest one year from the grant date; and the final one-third of the shares vests two years from the grant date, provided the consultant or employee remains an officer, director, consultant or employee of the Company on the vesting dates. The options granted to Duffey & Dolan, P.A. and John E. Scates vests as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date, provided the holder remains an officer, director, consultant or employee of the Company on the vesting dates.

      On July 26, 2000, options were granted at an exercise price of $3.00 per share as follows:

           Stephen A. Michael..........................300,000 Shares
           Duffey & Dolan, P.A.........................300,000 Shares
           Edmund C. King..............................200,000 Shares
           Robert Knight...............................150,000 Shares

      On December 20, 2000, an Option under the 2000 Plan to purchase 20,000 shares was granted to William W. Dolan at an exercise price of $4.96 per share.

      On May 17, 2001, an Option under the 2000 Plan to purchase 10,000 shares was granted to John E. Scates at an exercise price of $4.27 per share.

      On August 6, 2001, an Option under the 2000 Plan to purchase 100,000 shares was granted to Carl Parks at an exercise price of $5.32 per share.

      The total number of shares that may be purchased pursuant to options granted under the 2000 Plan, including those set forth above, is 1,200,000 shares (this includes 10,000 additional shares which may be issued to a consultant if certain performance conditions are met), of which all are vested except for 6,666 which are not yet vested. There will be no additional options granted under this 2000 Plan.

                         STOCK COMPENSATION PLAN - 2002

      On January 22, 2002, pursuant to the Company's 2002 Plan, the below named directors, officers and significant employees were among the persons who received stock options for providing services to the Company. Pursuant to the 2002 Plan and the Option Agreements, the exercise price was the fair market value of the Company's common stock on the date of grant. The 2002 Plan provided for both qualified and non-qualified options. All of the options that were issued on January 22, 2002 are exercisable for a period of five years from the date of grant; provided however, the shares which may be purchased are subject to vesting as follows: one-third of the shares vest on the first anniversary of the grant date; another one-third of the shares vests on the second anniversary of the grant date; and the final one-third of the shares vests on the third anniversary of the grant date.

      The options granted on January 22, 2002 were at exercise prices of $3.85 and $3.50 per share as follows:

              Stephen A. Michael     300,000 shares      $ 3.85
              Samuel S. Duffey       300,000 shares      $ 3.85
              Edmund C. King         125,000 shares      $ 3.50
              Robert Knight           75,000 shares      $ 3.50
              William W. Dolan       100,000 shares      $ 3.85
              Jeffrey Jones           25,000 shares      $ 3.50
              Robert Fergusson        25,000 shares      $ 3.50

      On June 13, 2002, an Option under the 2002 Plan to purchase 100,000 shares was granted to Gregory J. Newell at an exercise price of $5.10 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 20 quarters with 5,000 shares vesting at the end of each quarter, and, in the event Mr. Newell terminates his service to the Company after June 13, 2005 for the primary purpose of returning to full-time government service, the balance of the option will continue to vest as provided in the Option Agreement.

      On June 27, 2002, Mr. Scates was granted an option under the 2002 Plan to purchase 20,000 shares at $5.15 per share. This Option has a term of seven years, and beginning September 30, 2002, vests quarterly over a period of 8 quarters with 2,500 shares vesting at the end of each quarter.

      The total number of shares that may be purchased pursuant to options granted under the 2002 Plan, including those set forth above, is 1,205,000 shares, of which 972,499 are vested and 232,501 are not vested. There will be no additional options granted under this 2002 Plan.

                          2003 STOCK COMPENSATION PLAN

      The Company's Board of Directors adopted a 2003 Incentive Plan ("2003 Plan") on January 2, 2003 and which was approved by the Company's shareholders on January 3, 2003. Under the 2003 Plan, the Company has reserved 1,500,000 shares of its common stock for awarding to eligible current and prospective employees, consultants and directors. The 2003 Plan provides for both qualified and non-qualified options. It is anticipated that options which may be granted under the 2003 Plan will be subject to vesting schedules. The exercise price of options granted under the 2003 Plan will be the fair market value of the Company's common stock on the date of grant. The 2003 Plan shall continue until the earlier of: (i) its termination by the Company's Board of Directors; or (ii) the date on which all shares of common stock available for issuance under the 2003 Plan have been issued and all restrictions on such shares under the terms of the 2003 Plan and the option agreements have lapsed; or (iii) ten years from the 2003 Plan s adoption date.

      On May 13, 2003, Mr. Movizzo was granted an option under the 2003 Plan to purchase 80,000 shares of the Company's common stock at $3.00 per share. The option has a term of seven years, and beginning June 30, 2003, vests in equal quarterly installments of 5,000 shares each over 16 quarters. On November 6, 2003, Mr. Lustig was granted an option under the Plan to purchase 1,400,000 shares of the Company's common stock at $3.41 per share, which vests 233,340 shares on June 30, 2004 and 116,666 shares on September 30, 2004 and on each quarter thereafter. This option has a term of ten years and is not forfeitable during this term. The terms of Mr. Lustig's options were negotiated as part of his employment contract.

                        2003 - A STOCK COMPENSATION PLAN

      In October 2003, the Company's Board of Directors adopted its 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan. Under the Plan, the Company has reserved 1,000,000 shares of its common stock to issue to eligible current employees of the Company. On October 15, 2003 employees were granted options under the Plan to purchase 1,000,000 shares of the Company's common stock at $3.35 per share. The options have a term of ten years and vested fully at January 1, 2004. On May 11, 2004, the Board of Directors approved an amendment to the 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan raising the number of shares that may be issued under the plan to 3,500,000 shares and granted options to acquire an additional 1,610,000 shares of common stock at $2.00 per share. The number of options granted to individual directors and others are as follows:

                                                GRANT DATE
                                        OCT. 15, 2003   MAY 11, 2004
                                       --------------  -------------
                   DIRECTORS
                     Edmund C. King          200,000      175,000
                     Robert Knight           100,000      100,000
                     Herbert M. Lustig            --      700,000
                     Joseph F. Movizzo        75,000      100,000
                     Gregory J. Newell        75,000      100,000
                     John E. Scates           75,000      100,000
                   OTHERS                    475,000      335,000
                            Total          1,000,000    1,610,000


                              EMPLOYMENT AGREEMENTS

      The Company has entered into employment agreements with the following officers:

      HERBERT M. LUSTIG - Mr. Lustig's Employment Agreement provides for an annual base salary of $195,000 and, within 90 days of executing the Agreement a $15,000 lump sum moving allowance. The Agreement also provides for four (4) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The term of the contract is 38 months, which ends January 5, 2007. In the event of early termination of the Agreement by the Company, Mr. Lustig would receive a severance consisting of base salary, bonuses and benefits that otherwise would have been due him during the 12 month period following the date of such termination, paid in a lump sum. As part of the Employment Agreement, Mr. Lustig entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

      EDMUND C. KING - Mr. King's contract provides for an annual base salary of $120,000. Annually the Board of Directors reviews the base salary for potential increases based upon performance of the Company. Additionally, Mr. King is entitled to receive a bonus, as determined from time to time, by the Company's Board of Directors. The Agreement also provides for six (6) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The contract is for a term of three (3) years, which ends in February 2006. In the event of early termination of the Agreement by the Company, Mr. King would receive a severance consisting of base salary, bonuses and benefits that would have been due him during the remaining contract term following the date of such termination, paid in the same intervals as paid under the contract. Also, in the event of death, Mr. King s estate shall receive an amount equal to the base salary for the remaining term of the Agreement which may be payable at the same intervals as the compensation would have been paid had the employment not been terminated by death. As part of the Employment Agreement, Mr. King entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement. Mr. King is currently receiving $30,000 per year and the balance is being accrued by the Company.

      CHARLES A. YANAK - Mr. Yanak's Employment Agreement provides for an annual base salary of $150,000 and, for the first 12 months of the Agreement, a $1500 per month living allowance. The Agreement also provides for three (3) weeks of paid vacation and entitlement to participate in any group plans or programs maintained by the Company, such as health insurance, etc. The term of the contract is 36 months, which ends March 24, 2007. In the event of early termination of the Agreement by the Company, Mr. Yanak would receive a severance consisting of base salary, bonuses and benefits that otherwise would have been due him during the 6 month period following the date of such termination, paid in a lump sum. As part of the Employment Agreement, Mr. Yanak entered into a Covenant Not to Compete and Confidentiality Agreement that are attached to the Employment Agreement.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth the beneficial ownership of shares of our common stock, as of December 31, 2003, of (i) each person known by us to beneficially own 5% or more of such shares; (ii) each of our directors, executive officers, and significant employees named in the Summary Compensation Table; and (iii) all of our current executive officers, directors, and significant employees as a group. Except as otherwise indicated, all shares are beneficially owned, and the persons named as owners hold investment and voting power.

NAME AND ADDRESS OF BENEFICIAL        AMOUNT AND NATURE OF SHARES    PERCENTAGE
  OWNER(1)                               BENEFICIALLY OWNED(2)        OWNED(2)

William W. Dolan(3)                          4,819,228                  25.4%
Stephen A. Michael(4)                        4,858,446                  25.1%
H.R. Williams(5)                             1,183,486                   6.2%
Samuel S. Duffey(6)                            949,572                   4.9%
Edmund C. King(7)                              685,373                   3.6%
Robert Knight(8)                               300,000                   1.6%
Gregory J. Newell(9)                           105,000                    .6%
John E. Scates(10)                              96,666                    .5%
Joseph F. Movizzo(11)                          187,286                   1.0%
G.M. Capital Partners, Ltd.(12)              1,223,000                   6.2%
   All directors, executive officers
   and significant employees as
   a group (10) persons)
   14,408,058 shares, 64% (approx.)

--------
(1) The business address for Mr. Dolan is 3440 Gulf of Mexico Drive, Sarasota, Florida 34228; for Mr. Michael, 4400 Independence Court, Sarasota, Florida 34234; for Mr. Williams, 7954 Royal Brikdale Circle, Bradenton, FL 34202;and for G.M. Capital Partners Ltd., 2755 Lougheed Highway, Suite 620, Port Coquitlam, B.C. V3B 5Y9, Canada.

(2) The percentage calculations are based on 18,767,582 shares that were outstanding as of December 31, 2003 plus the respective beneficial shares. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes voting power and/or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of December 31, 2003 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any other person.

(3) Includes:  (i) 1,958,334  shares held by Mr. Dolan as Trustee of the Spencer
C. Duffey  Irrevocable  Trust, a Trust created by Samuel S. Duffey, for his son;
(ii) 1,958,334 shares held by Mr. Dolan as Trustee of the Elizabeth R. Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his daughter; (iii) 117,286 shares held by Mr. Dolan as Trustee of the Grace Duffey Irrevocable Trust, a Trust created by Samuel S. Duffey, for his former spouse; (iv) 551,941 shares owned by William W. Dolan; (v) Mr. Dolan s options to purchase 213,333 shares.

(4) Includes options to purchase 600,000 shares.

(5) Includes 611,603 shares and options to purchase 446,804 shares held by the H.R. Williams Family Limited Partnership (Partnership) and 125,079 shares held in the name of H.R. Williams individually

(6) Includes 234,572 shares owned by Mr. Duffey s spouse, 40,000 shares along with options to purchase 300,000 shares held by Duffey & Dolan, P.A., an entity controlled by Mr. Duffey, an option to purchase 300,000 shares owned by Mr. Duffey, and 75,000 shares owned by the Pharis Duffey Family Foundation (Foundation), a charitable entity controlled by Mr. Duffey and his two adult children. Mr. Duffey disclaims beneficial ownership of the Foundation and Trusts set forth in footnote number (3) above in which Mr. Dolan serves as Trustee.

(7) Includes 197,040 shares held in Mr. King`s name, 5,000 shares held in the name of the King Family Trust, and Mr. King's options to purchase 483,333 shares.

(8) Includes 4,200 shares and options to purchase 300,000 shares.

(9) Includes options to purchase 105,000 shares.

(10) Represents options to purchase 96,666 shares.

(11) Includes 97,286 shares and options to purchase 90,000 shares.

(12) Includes 335,000 shares and options to purchase 888,000 shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      To the best of management's knowledge, other than (i) compensation for services as officers and directors, or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which Invisa was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

      Pursuant to a Merger, on February 26, 2002, the Company acquired Radio Metrix Inc., a Florida corporation. Radio Metrix Inc. was formed in 1992 by certain individuals who founded SmartGate, L.C. Radio Metrix Inc. became the exclusive worldwide licensee of the InvisaShield technology in 1992. It began research and development efforts following obtaining the exclusive worldwide license and in 1997, granted a sublicense limited to powered closure applications to SmartGate, L.C. The assets of Radio Metrix Inc. were acquired more than two years before its acquisition by Invisa, with the exception of a patent. The patent was purchased by Radio Metrix Inc. on January 8, 2002 pursuant to a Purchase Agreement dated October 9, 2000. The purchase price paid by Radio Metrix Inc. for the patent was $1,200,000 of which $50,000 was paid by Radio Metrix Inc. as a deposit against the purchase price. The Radio Metrix Inc. agreement to purchase the patent required a closing, with payment, by January 8, 2002, which was before the closing of the planned acquisition of Radio Metrix Inc. by Invisa. Accordingly, as part of its acquisition of Radio Metrix Inc., Invisa loaned approximately $550,000 to Radio Metrix Inc. to enable Radio Metrix Inc. to timely close its purchase of the patent by paying the remaining $550,000 due at closing. In acquiring Radio Metrix Inc., Invisa acquired ownership of the patent and the $550,000 loan to Radio Metrix Inc. became an intercompany debt. The purchase price paid by the Company for Radio Metrix Inc. is discussed later in this section. Reference is made to Note B to the financial statements for additional information regarding the Company's $550,000 loan to Radio Metrix Inc.

      Pursuant to this acquisition, Radio Metrix Inc. was merged into a subsidiary, which we incorporated specifically for this transaction. Because each of the Radio Metrix Inc. shareholders had pre-existing relationships with us, the transaction was approved by the Board Members having no affiliation, stock ownership or other relationship with Radio Metrix Inc. (the "Independent Committee of Directors'). The Independent Committee of Directors was represented by legal counsel. Additionally, it received advice as to the financial fairness of the transaction from a national firm experienced in financial valuation and consulting. At the date of the acquisition Mr. Stephen Michael was Chairman of the Board of the Company and President, Director and a principal shareholder of Radio Metrix Inc.

      At the closing of Invisa's purchase of Radio Metrix Inc., the patent was subject to a previous pledge as collateral for a twenty-four (24) month Promissory Note in the principal amount of $600,000, which was made by Radio Metrix Inc. when it purchased the patent. The party that sold the patent to Radio Metrix Inc. was not affiliated with either the Radio Metrix Inc. shareholders or Invisa. As a further result of the acquisition of Radio Metrix Inc., the Company eliminated its obligation to pay ongoing royalty fees in connection with its sale of powered closure safety products based upon the InvisaShield technology while expanding its access to all presence-sensing market categories outside of safety, including access to the security market and other markets (Technology Purchase from Radio Metrix Inc.).

      The aggregate consideration paid for the purchase of Radio Metrix Inc. through December 2003 was: (i) 3,685,000 shares of restricted common stock; (ii) $1,300,000 (plus accrued and unpaid interest) payable by two promissory notes consisting of: (a) a $500,000 promissory note, payable at 10% interest per annum until August 25, 2003, at which time the interest rate becomes 15%. This promissory note is due in one installment on February 25, 2006; and (b) an $800,000 promissory note payable at 15% interest due monthly, and all principal due in one installment on February 25, 2004. Both promissory notes may be prepaid without penalty. Neither promissory note is collateralized; and (iii) a 7% royalty on all revenue earned from the sale of products based upon the Radio Metrix Inc. technology other than safety products which constituted the Company's core business prior to the Merger. The royalty may be terminated by the Company for a one-time payment based upon appraisal. Additionally, Note B to the financial statements details obligations of Radio Metrix Inc., including approximately $175,000 in accrued compensation payable to stockholders of Radio Metrix Inc. that remained in place and was assumed by the Company at the acquisition of Radio Metrix Inc. As a result of an Amendment to the Radio Metrix Inc. Merger Agreement, no earn-out or other consideration will be paid by the Company except as described above.

      In November 2003, the Company and two principal shareholders entered into new agreements to forgive and restructure certain notes receivable and notes payable, including those in connection with the Radio Metrix Inc. transaction.

      Pursuant to an agreement made in 1992 between Radio Metrix Inc. and an individual who introduced Radio Metrix Inc. to the inventors of the InvisaShield technology, Radio Metrix Inc. was obligated to pay up to $200,000 contingent upon sales. Under the Agreement, the obligation terminates when Radio Metrix Inc. has paid an aggregate of $200,000. The obligation arose out of an introduction to the inventors of the Radio Metrix Inc. Technology and the anticipation of future assistance to be provided by the finder in connection with the commercialization of the technology. In 1999, as a result of the unavailability of the finder, and the lack of any ongoing support from the finder, Radio Metrix Inc. asserted breach of the Agreement and provided notice of termination. The termination has not been contested, and the Company has had no contact with the finder following such termination.

      On February 9, 2000 we purchased SmartGate, L.C. principally from the same group of related parties that previously owned Radio Metrix Inc.. As a result, on February 9, 2000, we issued 7,743,558 shares of Invisa common stock to the SmartGate, L.C. members which represented approximately 74% of our outstanding capital stock at that date. As a result of this transaction, we agreed to subsequently make loans to certain of the SmartGate, L.C. members should same be required to fund IRS recapture tax obligations imposed as a result of this transaction. As a result of this obligation, in October 2001, we loaned approximately $74,384 to Mr. Michael, and approximately $71,810 to Mr. Duffey, pursuant to unsecured five-year Promissory Notes.

      We are obligated to pay a royalty equal to 7% of revenue to affiliated parties with regard to all categories of our business, other than the safety category. This obligation arose from the consideration to be paid by us in the business combination transaction with Radio Metrix Inc., This royalty-based payment may be terminated by us at any time for a one-time payment in an amount to be determined by appraisal.

      The following officers or directors entered into loan transactions associated with the purchase of common stock with SmartGate, L.C. before it was acquired by us and became a wholly owned subsidiary. As a result of these pre-acquisition transactions, we have the following notes receivable: Stephen A. Michael - $375,000, Samuel S. Duffey - $375,000 and Edmund C. King - $210,000. The notes with Messrs. Michael and Duffey were waived as part of the restructuring and severance agreements. (One of the Company's principal shareholders is H.R. Williams ("Mr. Williams") and his family limited partnership, the H.R. Williams Family Limited Partnership ("HRW Partnership"). The Company's transactions with Mr. Williams or the HRW Partnership are summarized below:

      In March 1999, Mr. Williams subscribed for 446,804 shares of the Company's wholly owned subsidiary, SmartGate, L.C. As part of the subscription, Mr.
Williams: (a) paid $59,523 in cash; (b) agreed to loan the Company $25,000 pursuant to a Promissory Note with interest at prime ("the $25,000 Note"); (c) agreed to sublease SmartGate, L.C. space to conduct its operations in a building leased by the HRW Partnership; and (d) agreed to guarantee a line of credit for SmartGate, L.C. at the Regions Bank in Bradenton, Florida in the amount of $150,000 ("Credit Facility"). As part of the Subscription Agreement, SmartGate, L.C. granted the HRW Partnership (see Security Ownership of Certain Beneficial Owners and Management) an option to purchase 446,804 shares at a purchase price of $1.07 per share. The Option will remain exercisable until the last to occur of: (i) 245 days following either the Company's payoff of a Credit Facility guaranteed by H.R. Williams; (ii) the date Mr. Williams guarantee of the Credit Facility is released; or (iii) one year following the date when certain shares owned by Mr. Williams or HRW Partnership are free of transfer restrictions.

                                   PROPOSAL 2

        APPROVAL OF THE 2003-A EMPLOYEE, DIRECTOR, CONSULTANT AND ADVISOR
                       STOCK COMPENSATION PLAN, AS AMENDED

      On October 15, 2003, the Board of Directors (the "Board") approved, subject to stockholder approval, the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan,(the "2003-A Stock Option Plan") under which 1,000,000 shares of the Company's common stock was reserved for issuance. On May 11, 2004, the Board of Directors increased the number of shares of the Company's common stock reserved for issuance to 3,500,000 shares (18% of the outstanding shares as of March 31, 2004). On October 15, 2003 and May 11, 2004, respectively, the Board of Directors granted, subject to shareholder approval of the 2003-A Plan, options to purchase 1,000,000 shares at $3.35 per share and 1,610,000 shares at $2.00 per share of the Company's common stock (see "2003-A Stock Compensation Plan" on Page 14 for more details including the number of options granted to Directors). The 2003-A Stock Option Plan will not become effective until it is approved by the Company's stockholders. The Board is asking the Company's stockholders to approve the 2003-A Stock Option Plan, as amended, so that the Company may issue stock options thereunder, thereby providing additional incentives to those persons responsible for the success of the Company and allowing the Company to continue its policy of allowing those persons to share in the appreciation of the value of the Company's stock. The stockholders should be aware that since the Directors have been granted an aggregate of 1,800,000 of the 2,610,000 shares granted under the 2003-A Stock Option Plan they will receive a personal benefit from the approval of this proposal by the Stockholders Even if the 2003-A Stock Option Plan is not approved, the Company intends to continue to grant stock-based awards with respect to all shares that remain available under the Company's 2000 Plan, 2002 Plan and 2003 Plan.

                   DESCRIPTION OF THE 2003-A STOCK OPTION PLAN

      The following is a description of the purpose and certain of the provisions of the 2003-A Stock Option Plan, as amended. The summary is qualified in its entirety by reference to the complete text of the 2003-A Stock Option Plan, which is attached hereto as Exhibit B.

      General. The 2003-A Stock Option Plan permits the Company to issue stock options to directors, employees, consultants and advisors.

      Types of Awards. The 2003-A Stock Option Plan allows for the issuance of incentive stock options to employees of the Company and nonqualified stock options to non-employee directors, employees, consultants and advisors of the Company.

      Administration of the 2003-A Stock Option Plan. The 2003-A Stock Option Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the 2003-A Stock Option Plan shall be final and conclusive. The Board may, to the full extent permitted by or consistent with applicable laws or regulations including, without limitation, applicable state laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule (Rule 16b-3"), delegate any or all of its powers under the 2003-A Stock Option Plan to a Committee appointed by the Board, and if the Committee is so appointed all references to the Board in the 2003 Stock Option Plan shall mean and relate to such Committee. The Board may, in its discretion, authorize the issuance of stock options for the purchase of Common Stock under the 2003 Stock Option Plan. The Board shall have authority, subject to the express provision of the 2003-A Stock Option Plan, to construe the respective stock option agreements, and the 2003-A Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to the 2003 Stock Option Plan, to determine the terms and provisions of the prescribed stock option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the 2003

Stock Option Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the 2003 Stock Option Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the 2003-A Stock Option Plan into effect and it shall be the sole and final judge of such expediency. No other director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination under the 2003 Stock Option Plan made in good faith.

      The Compensation Committee is comprised solely of four outside directors of the Board.

      Eligibility. Options under the 2003-A Stock Option Plan may be granted to all of the Company's directors, employees, consultants and advisors. Two types of options may be granted under the 2003-A Stock Option Plan. Incentive stock options only may be granted to employees of the Company. Non-qualified stock options may be granted to directors, employees and consultants, advisors and non-employee directors of the Company.

      Issuance of Stock Options to Officers and Directors. The selection of an officer or director as a recipient of stock options, the timing of the stock option issuance, and the number of shares subject to the issuance shall be determined either (i) by the Board or the Compensation Committee, or (ii) by two or more directors having full authority to act in the matter.

      Number of Shares Available for Issuance. The aggregate number of such shares which may be issued upon exercise of options under the 2003-A Stock Option Plan shall not exceed Three Million Five Hundred Thousand (3,500,000). If an option is cancelled, terminated or expires before it is exercised, the shares of common stock underlying that option will be available for future grants under the 2003-A Stock Option Plan.

      Termination. The 2003-A Stock Option Plan will terminate the earlier of:

      (i) October 16, 2013 or (ii) the date on which all shares available for issuance under stock options granted under the 2003-A Stock Option Plan shall have been issued, unless sooner terminated by the Board or the Compensation.

      Amendment of the Plan. a. The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under the law or rule, the Board may not effect such modification or amendment without such approval.
b. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of options, affect his or her rights under options previously granted to him or her. With the consent of the optionee affected, the Board may amend outstanding option agreements in a manner not consistent with the Plan.

      Adjustments for Changes in Capitalization. If the Board determines that a dividend, recapitalization, stock split, merger, consolidation, sale of all or substantially all the assets of the Company, or other similar corporate transaction or event, equitably requires an adjustment, then the Board may adjust any or all of:

o The number and kind of shares of common stock (or other securities or property) with respect to which options may be awarded;

o The number and kind of shares of common stock (or other securities or property) subject to outstanding options; and

o     The grant or exercise price with respect to any outstanding option.

      Substitute Stock. The Company may issue stock under the 2003-A Stock Option Plan in substitution for stock held by employees and directors or consultants or advisors to, another corporation who becomes employees of or consultant or advisors to the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, or property or stock of the employing corporation. The Company may direct that substitute stock may be issued on such terms and conditions as the Board considers appropriate in the circumstances.

      Additional Provisions. The Board may, in its sole discretion, include additional provisions in stock option agreements under the 2003-A Stock Option Plan, including without limitations restrictions on transfer, repurchase rights, commitments to pay cash bonuses, registration rights under the Securities Act of 1933, or such provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the 2003-A Stock Option Plan.

      General Restrictions. The shares issued pursuant to options granted under the 2003-A Stock Option Plan shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares, upon any securities exchange or under any state or federal law, or that the consent or approval of any government or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of shares thereunder, such shares may not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable of the Board.

      U.S. Tax Consequences. The following brief description, which is based on existing law, sets forth certain of the federal income tax consequences of the grant of options under the 2003-A Stock Option Plan. This description may differ from the actual tax consequences incurred by any individual optionee. Moreover, existing law is subject to change by new legislation, by new regulations, by administrative pronouncements and by court decisions or by new or clarified interpretations or applications of existing laws, regulations, administrative pronouncements and court decisions. Any such change may affect the federal income tax consequences described below.

      There is no tax incurred by the optionee (or tax deduction for the Company) when a non-qualified stock option is granted. At the time of exercise of a nonqualified stock option, the difference between the exercise price and the fair market value of common stock on the date of exercise will constitute compensation income to the optionee. Subject to applicable provision of the Code, the Company will be allowed a tax deduction equal to the amount of ordinary income recognized by the optionee.

      The optionee's basis in the shares acquired pursuant to a non-qualified stock option is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

      In the case of incentive stock options, no tax is incurred by the optionee (or tax deduction for the Company) when the options are granted or when they are exercised. However, the excess of the fair market value on the date of exercise over the exercise price is an item of adjustment in determining the alternative minimum taxable income of the optionee. If the optionee holds the shares received on the exercise of an incentive stock option for at least one year after the date of exercise and for at least two years after the date of grant, then the gain realized on disposition of the shares is taxed to the optionee as long-term capital gain.

      If the shares are disposed of during this period, however, then the optionee will include in income, as compensation income for the year of disposition, an amount equal to the excess, if any, of the fair market value of the shares over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such disposition, for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

      The Company shall have the right to reduce the number of shares of common stock deliverable pursuant to the 2003-A Stock Option Plan by an amount which would have a fair market value equal to the amount of all federal, state, or local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment to be made to the participant pursuant to the 2003-A Stock Option Plan or otherwise.

                        REQUIRED VOTE AND RECOMMENDATION

      Stockholder approval of the 2003-A Stock Option Plan is required under the Internal Revenue Code of 1986, as amended, in order for options granted under the 2003-A Stock Option Plan to be considered "incentive stock options." The affirmative vote of a majority of all the votes cast at a meeting at which a quorum is present is required to approve the 2003-A Stock Option Plan as set forth in this Proposal 2. For purposes of the vote on Proposal 2, abstentions and broker non-votes will not be counted as votes cast and thus will have no effect on the result of the vote although they will count towards the presence of a quorum for Proposal 2. Properly executed, unrevoked proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the proxy.


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
                 COMPANY'S 2003-A STOCK OPTION PLAN, AS AMENDED

                                     GENERAL

      The Management of the Company does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

      The Company will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of the Common Stock of the Company held by such persons. The Company will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or facsimile transmission. The Company does not expect to pay any compensation for the solicitation of proxies.

      A copy of the Company's Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission, accompanies this Proxy Statement. Upon written request, the Company will provide each stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Invisa Inc., 4400 Independence Court, Sarasota, Florida 34324 Attn: Edmund King, Secretary.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy in regard to items to be voted upon, stockholders may (i) vote in favor of, or FOR, the item, (ii) vote AGAINST the item or, (iii) ABSTAIN from voting on one or more items. Stockholders should specify their choices on the enclosed proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted FOR the election of all Directors, and FOR the approval of the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan, as amended

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING AND GENERAL COMMUNICATIONS

      Any stockholder proposals intended to be presented at the Company's 2005 Annual Meeting of Stockholders must be received by the Company at its office in Sarasota, Florida on or before January 17, 2005 in order to be considered for inclusion in the Company's proxy statement and proxy relating to such meeting. The Company has received no stockholders nominations or proposals for the 2004 Annual Meeting.

      Shareholders may communicate their comments or concerns about any other matter to the Board of Directors by mailing a letter to the attention of the Board of Directors c/o the Company at its office in Sarasota, Florida.

VOTING OF PROXIES

      Proxies may be revoked by stockholders at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company or in person at the Annual Meeting. If the enclosed proxy is properly signed, dated and returned, the Common Stock represented thereby will be voted in accordance with the instructions thereon. If no instructions are indicated, the Common Stock represented thereby will be voted FOR the election of all the Directors, and FOR the approval of the Company's 2003-A Employee, Director, Consultant and Advisor Stock Compensation Plan, as amended.

REVOCABILITY OF PROXY

      Shares represented by valid proxies will be voted in accordance with instructions contained therein, or, in the absence of such instructions, in accordance with the Board of Directors' recommendations. Any person signing and mailing the enclosed proxy may, nevertheless, revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by providing written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Any written notice of revocation should be sent to the attention of the Secretary of the Company at the address above. Any stockholder of the Company has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation will be effective unless and until such notice of revocation has been received by the Company at or prior to the Annual Meeting.

METHOD OF COUNTING VOTES

      Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker's discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the "non-vote") on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions will be counted as present for purposes of determining a quorum but will not be counted for or against the election of directors. As to Item 1, the Proxy confers authority to vote for all of the seven persons listed as candidates for a position on the Board of Directors even though the block in Item 1 is not marked unless the names of one or more candidates are lined out. The Proxy will be voted "For" Item 2 unless "Against" or "Abstain" is indicated. If any other business is presented at the meeting, the Proxy shall be voted in accordance with the recommendations of the Board of Directors.


                                           By order of the Board of Directors

                                           /s/  Herbert M. Lustig

                                           Herbert M. Lustig
                                           President and Chief Executive Officer

May 22, 2004

                                  INVISA, INC.

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      THE UNDERSIGNED HEREBY APPOINT(S) HERBERT M. LUSTING AND EDMUND C. KING WITH THE POWER OF SUBSTITUTION AND RESUBSTITUTION TO VOTE ANY AND ALL SHARES OF CAPITAL STOCK OF INVISA, INC. (THE "COMPANY") WHICH THE UNDERSIGNED WOULD BE ENTITLED TO VOTE AS FULLY AS THE UNDERSIGNED COULD DO IF PERSONALLY PRESENT AT THE ANNUAL MEETING OF THE COMPANY, TO BE HELD ON JUNE 22, 2004, AT 10:00 A.M. LOCAL TIME, AND AT ANY ADJOURNMENTS THEREOF, HEREBY REVOKING ANY PRIOR PROXIES TO VOTE SAID STOCK, UPON THE FOLLOWING ITEMS MORE FULLY DESCRIBED IN THE NOTICE OF ANY PROXY STATEMENT FOR THE ANNUAL MEETING (RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED):



1.                   ELECTION OF DIRECTORS


[ ]                    VOTE


[ ]                    FOR ALL NOMINEES LIST BELOW EXCEPT AS MARKED TO THE
                       CONTRARY BELOW


[ ]                    WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

                       (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME BELOW.)



JOSEPH F. MOVIZZO, HERBERT M. LUSTIG, EDMUND C. KING, ROBERT KNIGHT, STEPHEN A. MICHAEL, GREGORY J. NEWELL AND JOHN E. SCATES.


2.                     ADOPTION OF THE 2003-A  EMPLOYEE,  DIRECTOR,  CONSULTANT
                       AND  ADVISOR   STOCK   COMPENSATION   PLAN,  AS  AMENDED


[ ] FOR THE ADOPTION OF THE 2003-A EMPLOYEE, DIRECTOR, CONSULTANT AND ADVISOR STOCK COMPENSATION PLAN, AS AMENDED


[ ]                    AGAINST


[ ]                    ABSTAIN


      THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE SEVEN (7) NOMINEES NAMED IN ITEM 1, AND FOR THE ADOPTION OF THE 2003-A EMPLOYEE, DIRECTOR, CONSULTANT AND ADVISOR STOCK COMPENSATION PLAN IN ITEM 2.

      IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

      PLEASE  MARK,   SIGN  DATE  AND  RETURN  THIS  PROXY  PROMPTLY  USING  THE
ACCOMPANYING POSTAGE PRE-PAID ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INVISA, INC.

                                       DATED:___________________________________


                                       -----------------------------------------
                                       SIGNATURE

                                       -----------------------------------------

                                       SIGNATURE IF JOINTLY OWNED:


                                       -----------------------------------------
                                       PRINT NAME:

      PLEASE SIGN EXACTLY AS THE NAME APPEARS ON YOUR STOCK CERTIFICATE. WHEN SHARES OF CAPITAL STOCK ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, OR CORPORATE OFFICER, PLEASE INCLUDE FULL TITLE AS SUCH. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A CORPORATION, SIGN IN THE FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF THE SHARES OF CAPITAL STOCK ARE OWNED BY A PARTNERSHIP, SIGN IN THE NAME OF THE PARTNERSHIP BY AN AUTHORIZED OFFICER.

             PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE

                                    EXHIBIT A

                             AUDIT COMMITTEE CHARTER


      The following Audit Committee Charter was adopted by the Audit Committee of the Board of Directors and the Board of Directors of Invisa, Inc. (the "Company"):

1. Members. The Board of Directors appoints an Audit Committee of at least three members, consisting entirely of "independent" directors of the Board, and designates one member as chairperson. "Independent" means a director who meets the American Stock Exchange definition of "independence," as determined by the Board of Directors.

Each member of the Company's audit committee must be financially literate. At least one of the independent members of the Audit Committee shall be an "Audit Committee Financial Expert" under the rules and regulations of the Securities and Exchange Commission, as determined by the Board of Directors.

2. Purposes, Duties, and Responsibilities. The Audit Committee represents the Board of Directors in discharging its responsibility relating to the accounting, reporting and financial practices of the Company and its subsidiaries, and has general responsibility for oversight of internal controls, accounting and audit activities and Code of Conduct compliance of the Company and its subsidiaries. Specifically, the Audit Committee will:

      (a) Recommend to the Board of Directors the appointment, retention or discharge of the independent public accountants as auditors of the Company and to perform the annual audit, which accountants shall be ultimately accountable to the Board of Directors through the Audit Committee.


      (b) Review with the independent accountants the scope of the audit and the results of the annual audit examination by the independent accountants and any reports of the independent accountants with respect to reviews of interim financial statements.

      (c) Review information, including written statements from the independent accountants, concerning any relationships between the auditors and the Company or any other relationships that may adversely affect the independence of the auditors and assess the independence of the outside auditor.

      (d) Review and discuss with management and the independent auditors the Company's annual audited financial statements, including a discussion with the auditors of their judgments as to the quality of the Company's accounting principles.

      (e) Review the services to be provided by the independent auditors to assure that the independent auditors do not undertake any engagement for services for the Company that would constitute prohibited services or could be viewed as compromising the auditor's independence.

      (f) Review with management and the independent auditors the results of any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form l0-Q or as soon thereafter as possible. The Audit Committee Chair may perform this function on behalf of the Audit Committee.

      (g) Review the annual program for the Company's internal audits, if any, and review audit reports submitted by the internal auditing staff, if any.

      (h) Periodically review the adequacy of the Company's internal controls.

      (i) Review changes in the accounting policies of the Company and accounting and financial reporting proposals that are provided by the independent accountants that may have a significant impact on the Company's financial reports, and make comments on the foregoing to the Board of Directors.

      (j) Oversee the Company's Business Conduct and Compliance Program.

      (k) Review the adequacy of the Audit Committee Charter on an annual basis.

      (l) Make reports and recommendations to the Board of Directors within the scope of its functions.

      (m) Approve material contracts where the Board of Directors determines that it has a conflict.

      (n)  Establish   procedures  for  receipt,   retention  and  treatment  of
      complaints received by the company regarding the audit or accounting matters.

      (o) Prepare a budget for the committee, engage independent counsel and other advisors if it deems it necessary at the Company's expense and to maintain a separate bank account for this purpose.

      (p) Satisfy itself that management put into place procedures that facilitate compliance with the Disclosure and Financial Reporting Controls provisions of the Sarbanes - Oxley Act.

      (q) Review all loans to officers and maintain records of meetings and other documents.

      (r) Have the authority and responsibility of pre-approving all auditing services, internal control-related services and permitted non-audit services (including the terms thereof) to be performed for the Company by its independent auditors, subject to the de minimis exceptions for non-audit services described in Section 10(A)(i)(1)(B) of the Securities Exchange Act of 1934, as amended, which are approved by the Audit
      Committee prior to the completion of the audit (the Audit Committee may also form and delegate such authority to sub-committees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittees to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting).

3. Meetings. The Audit Committee will meet as often as it deems necessary or appropriate, in its judgment, either in person or telephonically, and at such times and places as the Audit Committee determines. As it deems appropriate, but not less than once each year, the Audit Committee will meet in private session with the independent accountants and with the Internal Audit Manager. The majority of the members of the Audit Committee constitute a quorum.

                                    EXHIBIT B


                                 "INVISA, INC."
             2003-A EMPLOYEE, DIRECTOR, CONSULTANT AND ADVISOR STOCK
                                COMPENSATION PLAN

1. Purpose

      The purpose of this plan (the "Plan") is to secure for Invisa, Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporation who have contributed to the Company in the past and who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company.

2. Issuance of Stock Options and Administration

      a. Authorization of Option Issuance - The issuance of options for the purchase of shares of the Company's Common Stock pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (the "Board"), or a committee (the "Committee") designated by the Board of Directors.

      b. Administration - The Plan will be administered by the Board, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board may, to the full extent permitted by or consistent with applicable laws or regulations including, without limitation, applicable state laws and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rate (Rule 16b-3"), delegate any or all of its powers under the Plan to a Committee appointed by the Board, and if the Committee is so appointed all references to the Board in this Plan shall mean and relate to such Committee. The Board may, in its sole discretion, authorize the issuance of stock options for the purchase of Common Stock under this Plan. The Board shall have authority, subject to the express provision of the Plan, to construe the respective stock option agreements, and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the prescribed stock option agreements, which need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any stock option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No other director or person acting pursuant to authority delegated by the Board or the Committee shall be liable for any action or determination under the Plan made in good faith.

3. Eligibility.

      a. General - Options may be issued to persons who are, at the time of issuance, employees or officers and directors of, or consultants or advisors to the Company.

      b. Issuance of Stock Options to Officers and Directors - The selection of an officer or director as a recipient of stock options, the timing of the stock option issuance, and the number of shares subject to the issuance shall be determined either (i) by the Board or the Compensation Committee, or (ii) by two or more directors having full authority to act in the matter.

      c. Issuance of Option - Options may only be issued to eligible persons (as defined in Section 3(a) above).

4. Stock Subject to Plan.

Subject to adjustment as provided in Section 8 below, the maximum number of shares of Common Stock of the Company which may be issued pursuant to options granted under the Plan is 3,500,000 shares.

5. Forms of Stock Option Agreements.

As a condition to the issuance of options under the Plan, each recipient of an option shall execute a stock option agreement in such form not inconsistent with the Plan as may be approved by the Board. Such agreements may differ among recipients.

6. Additional Provisions.

The Board may, in its sole discretion, include additional provisions in stock option agreements under the Plan, including without limitations restrictions on transfer, repurchase rights, commitments to pay cash bonuses, registration rights under the Securities Act of 1933, or such provisions as shall be determined by the Board; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan.

7. General Restrictions.

The shares issued pursuant to options granted under this Plan shall be subject to the requirements that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares, upon any securities exchange or under any state or federal law, or that the consent or approval of any government or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance of shares thereunder, such shares may not be issued, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable of the Board.

8. Adjustment Provisions for Recapitalization.

If,  through  or as a  result  of  any  merger,  consolidation,  sale  of all or substantially all of the assets of the Company, reorganization, or recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company; or (ii) additional shares or new or different shares or other securities, of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in the maximum number and kind of shares reserved for issuance under the Plan.

9. Substitute Stock.

The Company may issue stock under the Plan in substitution for stock held by employees and directors of, or consultants or advisors to, another corporation who becomes employees of or consultant or advisors to the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute stock be issued on such terms and conditions as the Board considers appropriate in the circumstances.

10. No Special Employment Rights.

Nothing contained in the Plan or in any option issuance shall confer upon any recipient any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the recipient.

11. Amendment of the Plan.

      a. The Board may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under the law or rule, the Board may not effect such modification or amendment without such approval.

      b. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of options, affect his or her rights under options previously granted to him or her. With the consent of the optionee affected, the Board may amend outstanding option agreements in a manner not inconsistent with the Plan.

12. Effective Date and Duration of the Plan.

      a. Effective Date - The Plan shall become effective when adopted by the Board. Amendments to the Plan shall become effective when adopted by the Board. Options may be granted under the Plan at any time after the effective date and before the dated fixed as the termination date of the Plan.

      b. Termination - Unless sooner expressly terminated in accordance with the provisions of the Plan, the Plan shall terminate upon the earlier of (i) October 16, 2013; or (ii) the date on which all shares available for issuance under stock options granted under the Plan shall have been issued.

13. Provisions for Foreign Participation.

      The Board may, without amending the Plan, modify stock issuances granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdiction with respect to tax, securities, currency, employee benefits or other matters.

14. Registration of Shares.

      In the Board's discretion, the Board may agree with respect to any or all of the shares issued under the Plan, to prepare and file Registration Statements on Form S-8, which Registration Statements may include re-offer prospectuses as that term is defined in Form S-8, to register and continue to keep effectively registered for resale the shares issued as compensation under the Plan.